UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2014 (February 11, 2014)

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

RCS Capital Corporation Restructuring Transactions and Pending First Allied Contribution

As part of the overall plan of growth of the business of RCS Capital Corporation (the “Company”) through its previously announced pending acquisitions and related financings, the Company’s Board of Directors has determined that it is in the Company’s best interests for the Company to enter into certain corporate restructuring transactions (the “Restructuring Transactions”) involving the Company, RCAP Holdings, LLC (“Parent”), the Company’s three operating subsidiaries, Realty Capital Securities, LLC, RCS Advisory Services, LLC and American National Stock Transfer, LLC (collectively, the “Operating Subsidiaries”), and RCS Capital Management, LLC, the Company’s service provider (“RCS Capital Management”). The Company has entered into a series of agreements in connection with the Restructuring Transactions, which are described in more detail under Items 1.01 and 3.02 of this Current Report on Form 8-K. The Company entered into the Restructuring Transactions to help simplify the Company’s corporate structure as the Company moves ahead with its recently announced acquisitions and related financings and strives to create the second-largest independent financial advice network in the United States.

Also as a part of the overall plan of growth of the Company’s business, the Company has signed a Letter of Intent (as defined below) as a first step in consolidating the operations of First Allied Holdings, Inc. (“First Allied”) as a subsidiary of the Company. The Letter of Intent (as defined below) is described in more detail under Item 8.01 of this Current Report on Form 8-K.

For additional details regarding the Company’s structure following the Reorganization Transactions and the pending acquisitions, including the acquisition of First Allied, please see the investor presentation furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 1.01. Entry Into a Material Definitive Agreement.

Amendment of Exchange Agreement

As an initial step in the Restructuring Transactions, on February 11, 2014, the Company entered into a First Amendment to the Exchange Agreement (the “Amendment”) with Parent, the holder of (a) the Class B Units of each of the Operating Subsidiaries (collectively, the “Class B Operating Subsidiary Units”), and (b) all the outstanding shares of the Company’s Class B common stock, par value $0.001 per share (“Class B Common Stock”). The purpose of the Amendment was to amend the Exchange Agreement dated as of June 10, 2013 (as amended by the Amendment, the “Exchange Agreement”), between the Company and Parent, so as to permit an exchange by Parent of its Class B Operating Subsidiary Units for shares of the Company’s Class A common stock, par value $0.001 per share (“Class A Common Stock”), and the related cancellation of a corresponding number of shares of Class B Common Stock thereunder, to be treated as a contribution by Parent of its equity interests in each of the Operating Subsidiaries to the Company in a transaction intending to qualify as tax-free under Section 351 of the United States Internal Revenue Code of 1986, as amended. Subsequent to the execution of the Amendment, on February 11, 2014, Parent exchanged all but one, or 23,999,999, of the outstanding Class B Operating Subsidiary Units of each of the Operating Subsidiaries for 23,999,999 shares of Class A Common Stock and 23,999,999 of the outstanding shares of Class B Common Stock were cancelled, all as contemplated by the Exchange Agreement and as described in more detail under Item 3.02 of this Current Report on Form 8-K (the “Exchange”).

Formation of Holdco

Also in connection with the Reorganization Transactions, the Company formed RCS Capital Holdings, LLC (“Holdco”), a Delaware limited liability company, and, in connection therewith, entered into a Limited Liability Company Agreement of Holdco dated as of February 11, 2014 (the “Holdco LLC Agreement”), between the Company and RCS Capital Management.

In connection with the formation of Holdco, on February 11, 2014, (a) the Company entered into a Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”) with RCS Capital Management and Holdco, pursuant to which the Company contributed to Holdco 26,499,999 Class A Units of each of the Operating Subsidiaries (collectively, the “Class A Operating Subsidiary Units”) in exchange for 26,499,999 Class A Holdco Units (as defined below), and (b) RCS Capital Management contributed to Holdco an aggregate of 3,975,000 LTIP Units of the Operating Subsidiaries (the “Operating Subsidiary LTIP Units”) in exchange for 1,325,000 Holdco LTIP Units (as defined below), which Holdco LTIP Units (as defined below) will be subject to the Amended OPP (as defined below).

Pursuant to the Holdco LLC Agreement, there are three authorized classes of equity interests in Holdco, designated as “Class A Units” (“Class A Holdco Units”), “Class C Units” (“Class C Holdco Units) and “LTIP Units” (“Holdco LTIP Units”). In connection with the execution of the Holdco LLC Agreement and the Contribution and Exchange Agreement, 100% of the Class A Holdco Units were issued to the Company and 100% of the Holdco LTIP Units were issued to RCS Capital Management. The Class A Holdco Units issued to the Company are fully vested, are not subject to any put and call rights, and entitle the holder thereof to voting and economic rights (including rights to dividends and distributions upon liquidation). The Holdco LTIP Units issued to RCS Capital Management are structured as a profits interest in Holdco with all the rights, privileges and obligations associated with Class A Holdco Units, subject to certain exceptions, and do not have any voting rights. The Holdco LTIP Units are subject to vesting, forfeiture and restrictions on transfers as provided in the Amended OPP (as defined below). Until such time as the Holdco LTIP Units are fully earned in accordance with the provisions of the Amended OPP (as defined below), the Holdco LTIP Units are entitled to distributions equal to 10% of the distributions on Class A Holdco Units. After the Holdco LTIP Units are fully earned they are entitled to a catch-up distribution and then the same distributions as Class A Holdco Units. At the time RCS Capital Management’s capital account with respect to the Holdco LTIP Units is economically equivalent to the Class A Holdco Units, the Holdco LTIP Units will automatically convert into Class C Holdco Units on a one-to-one basis. The Class C Holdco Units have the same economic rights, privileges and obligations associated with Class A Holdco Units, but do not have any voting rights. The Class C Holdco Units will be exchangeable at the holder’s option for shares of Class A Common Stock on a one-to-one basis. Pursuant to the Holdco LLC Agreement, the Company, as the managing member of Holdco, controls Holdco’s affairs and decision making. Consequently, the Company is responsible for all the operational and administrative decisions and day-to-day management of the business of Holdco.

Amended and Restated Limited Liability Company Agreements of the Operating Subsidiaries

Also in connection with the formation of Holdco, on February 11, 2014, the Company and Parent entered into an amendment and restatement of each of the existing limited liability company agreements of the Operating Subsidiaries (collectively, as so amended and restated, the “Operating Subsidiary LLC Agreements”). Pursuant to the Operating Subsidiary LLC Agreements, there are now only two authorized classes of equity interests in each of the Operating Subsidiaries (collectively, the “Operating Subsidiary Units”), designated as “Class A Units” and “Class B Units.” Following the execution of the Operating Subsidiary LLC Agreements, the Operating Subsidiaries no longer have classes of equity interests designated as “Class C Units” or “LTIP Units.”

Pursuant to the Contribution and Exchange Agreement, 26,499,999, or 100%, of the Class A Operating Subsidiary Units were issued to Holdco. Following the execution of the Operating Subsidiary LLC Agreements, the Class A Operating Subsidiary Units continue to entitle the holder thereof to voting and economic rights (including rights to dividends and distributions upon liquidation). Following the Exchange, one of each, or 100%, of the Class B Operating Subsidiary Units were held by Parent. The Class B Operating Subsidiary Unit also continues to entitle the holder thereof to economic rights (including rights to dividends and distributions upon liquidation), but no voting rights; however, as there is only one Class B Operating Subsidiary Unit outstanding, Parent has de minimis direct economic rights with respect to the Operating Subsidiaries.

Amended and Restated Services Agreement

On February 11, 2014, in connection with the Restructuring Transactions, the Company entered into an amendment and restatement of the existing Management Agreement dated as of June 10, 2013, among the Company, the Operating Subsidiaries and RCS Capital Management. Upon the amendment and restatement of such Management Agreement, it is now known as the Amended and Restated Services Agreement (the “Services Agreement”).

In the Services Agreement, Holdco was added as a party thereto and service recipient thereunder, and the Operating Subsidiaries are no longer parties thereto but continue to be service recipients thereunder. In connection with such change, the fees payable to RCS Capital Management pursuant to the Services Agreement are now allocated between the Company and Holdco based on any reasonable method determined by the Company’s independent directors, such as the relative value of the services provided during the relevant period or the relative amount of time spent by RCS Capital Management providing management services to Holdco and the Operating Subsidiaries, on the one hand, and the Company, on the other hand.

The Services Agreement was also executed in order to clarify the services to be provided to the Company, Holdco and the Operating Subsidiaries on a going-forward basis. In addition, the parties extended the expiration of the initial term of the Services Agreement from June 10, 2023 to June 10, 2033. During the initial term, the Company, together with Holdco, may terminate the Services Agreement only for cause (as defined in the Services Agreement).

In addition, the Services Agreement was executed in order to simplify the definition of the “Quarterly Fee” payable to RCS Capital Management and the definition of “Core Earnings” (a component used in calculating the incentive fee payable to RCS Capital Management). Pursuant to the revised definition of the Quarterly Fee, the Company, together with Holdco, pays RCS Capital Management: (a) a quarterly fee in an aggregate amount equal to 10% of the Company’s pre-tax income calculated under accounting principles generally accepted in the United States of America (“GAAP”) (if such amount is a positive number), calculated and payable quarterly in arrears, subject to the Company’s GAAP pre-tax income being positive for the current and three preceding calendar quarters. Core Earnings is a non-GAAP measure and is now defined as the after-tax GAAP net income (loss) of the Company before the incentive fee plus non-cash equity compensation expense, depreciation and amortization, any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount may be adjusted to include one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between RCS Capital Management and the Company’s independent directors and after approval by a majority of the Company’s independent directors. The incentive fee is an amount (if such amount is a positive number) equal to the difference between: (1) the product of (x) 20% and (y) the difference between (i) the Company’s Core Earnings, as defined below, for the previous 12-month period, and (ii) the product of (A) (X) the weighted average of the issue price per share (or deemed price per share) of the Company’s common stock of all of the Company’s cash and non-cash issuances of common stock from and after June 5, 2013, multiplied by (Y) the weighted average number of all shares of common stock outstanding (including any restricted shares of Class A common stock and any other shares of Class A common stock underlying awards granted under the Company’s equity plan) in the case of this clause (Y), in the previous 12-month period, and (B) 8.0%; and (2) the sum of any incentive fee paid to RCS Capital Management with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless the Company’s cash flows for the 12 most recently completed calendar quarters is greater than zero.

Amended and Restated 2013 Multi-Year Outperformance Agreement

On February 11, 2014, the Company, the Operating Subsidiaries, Holdco and RCS Capital Management entered into the Amended and Restated 2013 Multi-Year Outperformance Agreement (the “Amended OPP”), which upon completion of the Restructuring Transactions superseded and replaced the 2013 Multi-Year Outperformance Agreement dated as of June 10, 2013 (the “Original OPP”), among the Company, the Operating Subsidiaries and RCS Capital Management. The Amended OPP provides that all the terms of award of Holdco LTIP Units issued to RCS Capital Management pursuant to the Contribution and Exchange Agreement described above will be the same as previously applied under the Original OPP to the Operating Subsidiary LTIP Units that were contributed by RCS Capital Management to Holdco, including without limitation the maximum award opportunity, the performance metrics, the performance measurement periods, and the vesting terms thereof. The sole purpose for entering into the Amended OPP was to facilitate the formation of Holdco and simplify the Company’s structure by providing RCS Capital Management with Holdco LTIP Units in lieu of Operating Subsidiary LTIP Units.

The foregoing descriptions of material agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the respective agreements, copies of which will be filed with the U.S. Securities and Exchange Commission (“SEC”) as an exhibit to the Company’s next Annual Report on Form 10-K.

Item 3.02. Unregistered Sales of Equity Securities.

Exchange

On February 11, 2014, as part of the Restructuring Transactions, Parent delivered a written notification (the “Exchange Request”) to the Company pursuant to the Exchange Agreement of Parent’s election to exchange 23,999,999 Class B Operating Subsidiary Units for 23,999,999 shares of Class A Common Stock. Pursuant to the Exchange Request, the Company and Parent waived the obligation under the Exchange Agreement to deliver an exchange notice with respect to the exchange at least 20 days in advance of the closing of the Exchange, as well as provisions in the Exchange Agreement with respect to the timing of the closing of the Exchange, which was consummated on February 11, 2014.

The Company issued the Class A Common Stock in the Exchange to Parent in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). Parent was an existing holder of the Class A Common Stock and the Class B Common Stock, and the Company did not, directly or indirectly, pay or give any commission or other remuneration to any party for soliciting the exchange. Pursuant to the Exchange Request, Parent also delivered 23,999,999 shares of Class B Common Stock to the Company for cancellation concurrently with the closing of the exchange.

After giving effect to the Exchange, as of February 11, 2014, Parent holds 24,051,499 shares of Class A Common Stock and one share of Class B Common Stock, which entitles Parent, in the aggregate, to 90.76% of the economic rights in the Company and 95.38% of the voting power of the Class A Common Stock and Class B Common Stock voting together as a single class.

Item 7.01. Regulation FD Disclosure

The Company prepared an investor presentation with respect to the Restructuring Transactions, including the entry into the Letter of Intent (as defined below). A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such investor presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, as well as Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

First Allied Letter of Intent

On February 11, 2014, following approval by the Company’s board of directors (as well as by a special committee of the Company’s independent directors of the carrying valuation associated with Parent’s equity bridge), the Company also entered into a non-binding letter of intent (the “Letter of Intent”) relating to the contribution by Parent of all its equity interests in First Allied to the Company as part of the Restructuring Transactions. First Allied was acquired by Parent on September 25, 2013 for $177.0 million (including the assumption of certain First Allied indebtedness) pursuant to the Agreement and Plan of Merger dated as of June 5, 2013, among Parent, First Allied, and the others parties named therein (the “Original Agreement”).

Pursuant to the Letter of Intent, the definitive agreement between the Company and First Allied will require that as consideration for this contribution, the Company will issue to Parent that number of validly issued, fully paid and non-assessable shares of Class A Common Stock equal to the quotient of (a) $207,500,000, divided by (b) the volume-weighted average price of the Class A Common Stock on January 15, 2014, or $18.42.

The Letter of Intent also contemplates that Parent will assign all its rights and obligations under the Original Agreement, as well as the related documents thereto, to the Company, including with respect to the representations and warranties made by First Allied to Parent under the Original Agreement.

The Letter of Intent contemplates that the closing of the transaction will be subject to certain to-be-agreed-upon conditions, including the receipt of all necessary regulatory and governmental approvals. Any definitive agreement will contain customary representations, warranties and closing conditions. There can be no assurance, however, that the Company and Parent will be successful in negotiating a definitive agreement or whether the terms of such definitive agreement will differ substantially from those described herein.

Under the rules of The New York Stock Exchange LLC, the issuance by the Company of shares of Class A Common Stock to Parent as contemplated by the Letter of Intent may require the approval by the affirmative vote of the majority of the voting power of the shares of capital stock of the Company.

First Allied is a leading independent broker-dealer with approximately 1,200 financial advisors in 500 branch offices across the United States, $32.6 billion in assets under administration and approximately 400,000 clients as of December 31, 2013. First Allied had approximately $294,000 in gross revenue per financial advisor for the 12 months ended December 31, 2013.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the agreements and the transactions contemplated by the Letter of Intent will be executed or consummated, the new combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to negotiate or agree on definitive documentation contemplated by the Letter of Intent; the inability to obtain requisite approvals for the acquisition, including the approval of the Company’s stockholders; market volatility; unexpected costs or unexpected liabilities that may arise from the potential contribution, whether or not consummated; the inability to retain key personnel; the deterioration of market conditions; and future regulatory or legislative actions that could adversely affect the parties to the transaction contemplated by the Letter of Intent. Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Investor Presentation dated February 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: February 12, 2014	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and Director